AMERICAN HONDA FINANCE CORPORATION

Annual Statement to Certificateholder -- Honda Auto Receivables 2000-1 Owner Trust
04/01/2002 through 03/31/2003

I. ORIGINAL DEAL PARAMETER INPUTS

(A) Total Portfolio Balance			$1,100,025,487.15
(B) Total Securities Balance			$1,100,025,487.15
(C) Class A-1 Notes
(i) Class A-1 Notes Balance			$298,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/IB)			27.09%
(iii) Class A-1 Notes Rate			6.71125%
(iv) Class A-1 Notes Accrual Basis			Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance			$240,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/IB)			21.82%
(iii) Class A-2 Notes Rate			6.650%
(iv) Class A-2 Notes Accrual Basis			30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance			$386,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)			35.09%
(iii) Class A-3 Notes Rate			6.620%
(iv) Class A-3 Notes Accrual Basis			30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance			$129,270,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)			11.75%
(iii) Class A-4 Notes Rate			6.670%
(iv) Class A-4 Notes Accrual Basis			30/360
(G) Certificates
(i) Certificates Balance			$46,755,487.15
(ii) Certificates Percentage (G(i)/B)			4.25%
(iii) Certificates Rate			6.670%
(iv) Certificates Accrual Basis			30/360
(H) Servicing Fee Rate			1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)			6.85%
(ii) Weighted Average Original Maturity (WAOM)			55.72		months
(iii) Weighted Average Remaining Maturity (WAM)			45.35		months
(iv) Number of Receivables			87,294
(J) Reserve Account
(i) Reserve Account Initial Deposit Percentage			0.50%
(ii) Reserve Account Initial Deposit			$5,500,127.44
(iii) Specified Reserve Account Percentage			0.75%
(iv) Specified Reserve Account Balance			$8,250,191.15

(K) Yield Supplement Account Deposit			$23,950,083.32

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Balance			$503,681,861.93
(B) Total Securities Balance			$503,681,861.93
(C) Cumulative Note and Certificate Pool Factor			0.4578820
(D) Class A-1 Notes
(i) Class A-1 Notes Balance			$0.00
(ii) Class A-1 Notes Pool Factor			0.0000000
(iii) Class A-1 Notes Interest Carryover Shortfall			$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall			$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance			$0.00
(ii) Class A-2 Notes Pool Factor			0.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall			$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall			$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance			$340,269,378.14
(ii) Class A-3 Notes Pool Factor			0.8815269
(iii) Class A-3 Notes Interest Carryover Shortfall			$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall			$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance			$129,270,000.00
(ii) Class A-4 Notes Pool Factor			1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall			$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall			$0.00
(H) Certificates
(i) Certificates Balance			$34,142,483.79
(ii) Certificates Pool Factor			0.7302348
(iii) Certificates Interest Carryover Shortfall			$0.00
(iv) Certificates Principal Carryover Shortfall			$13,559.12
(I) Servicing Fee
(i) Servicing Fee Shortfall			$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account			$8,250,191.15
(ii) Yield Supplement Account			$6,671,185.97
(iii) Payahead Account			$186,240.87
(iv) Advances Outstanding			$219,313.34
(K) Portfolio Summary as of End of Prior Year
(i) Weighted Average Coupon (WAC)			6.92%
(ii) Weighted Average Remaining Maturity (WAM)			29.44		months
(iii) Number of Receivables			64,346
(L) Note and Certificate Percentages
(i) Note Percentage			95.75%
(ii) Certificate Percentage			4.25%

III. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections			$3,829,639.34
(ii) Prepayments in Full			$1,506,364.21
(iii) Prepayments in Full due to Repurchases			$0.00
(B) Precomputed Contracts Total Collections			$5,837,264.99
(C) Precomputed Interest Receivables Interest (B-A((I)+(ii)+(iii)))			$501,261.44
(D) Simple Interest Receivables Principal			$0
(i) Principal Collections			$189,075,128.00
(ii) Prepayments in Full			$92,422,209.97
(iii) Repurchased Receivables Related to Principal			$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections			$24,575,836.06
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances			$229,206.55
(ii) Current Advance Amount			$205,930.89
(G) Interest Advance for simple Interest - Net			($186,787.21)
(H) Payahead Account
(i) Payments Applied			$452,299.72
(ii) Additional Payaheads			$402,333.96
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)			7.05%
(ii) Weighted Average Remaining Maturity (WAM)			19.85		months
(iii) Remaining Number of Receivables			41,159

(J) Delinquent Receivables	# Units		Dollar Amount
(i) 31-60 Days Delinquent	1,127	2.74%	$7,027,813.94	3.28%
(ii) 61-90 Days Delinquent	270	0.66%	$1,776,224.99	0.83%
(ii) 91 Days or More Delinquent	35	0.09%	$242,665.89	0.11%
(K) Vehicles Repossessed During Collection Period	18	0.04%	$139,682.45	0.07%
(L) Total Accumulated Repossessed Vehicles in Inventory	39	0.09%	$252,608.25	0.12%

IV. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income			$0.00
(B) Reserve Account Investment Income			$122,566.89
(C) Yield Supplement Account Investment Income			$66,080.91
(D) Trust Fees Expense			$5,500.00
(E) Aggregate Net Losses for Collection Period			$964,421.56
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables			$2,800,736.39
(ii) Liquidation Proceeds			551,098.75
(ii) Recoveries from Prior Month Charge Offs			$1,285,216.08
(G) Days in Accrual Period			365
(H) Deal age			30

COLLECTIONS

V. INTEREST COLLECTIONS

(A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)			$24,867,034.63

VI. PRINCIPAL COLLECTIONS

(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))			$286,833,341.52
(B) Liquidation Proceeds (IV(F(i)))			551,098.75
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))			0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))			1,285,216.08
(E) Total Principal Collections (A+B+C+D)			288,669,656.35

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS  (V(A)+VI(E))

			313,536,690.98

VIII. YIELD SUPPLEMENT DEPOSIT

			$4,864,436.15

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)

			318,401,127.13

DISTRIBUTIONS

X. FEE DISTRIBUTIONS

(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))			$3,590,821.35
(ii) Servicing Fee Paid			$3,590,821.35
(iii) Servicing Fee Shortfall			$0.00
(B) Reserve Account Investment Income (IV(B))			122,566.89
(C) Yield Supplement Account Investment Income (IV(C))			66,080.91
(D) Trust Fees Expense (IV(D))			5,500.00

XI. DISTRIBUTIONS TO NOTEHOLDERS

(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due			$0.00
(b) Class A-1 Notes Interest Paid			0.00
(c) Class A-1 Notes Interest Shortfall			$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due			$0.00
(b) Class A-2 Notes Interest Paid			0.00
(c) Class A-2 Notes Interest Shortfall			$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due			$13,360,162.35
(b) Class A-3 Notes Interest Paid			13,360,162.35
(c) Class A-3 Notes Interest Shortfall			($0.00)
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due			$8,622,309.00
(b) Class A-4 Notes Interest Paid			8,622,309.00
(c) Class A-4 Notes Interest Shortfall			$0.00
(v) Total Note Interest
(a) Total Note Interest Due			$21,982,471.35
(b) Total Note Interest Paid			21,982,471.35
(c) Total Note Interest Shortfall			($0.00)
(d) Reserve Fund Withdrawn for Note Interest			$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))			292,822,334.43
(B) Principal
(i) Noteholders' Principal Distribution Amounts			$277,324,629.59
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due			0.00
(b) Class A-1 Notes Principal Paid			0.00
(c) Class A-1 Notes Principal Shortfall			$0.00
(d) Reserve Fund drawn			$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due			$0.00
(b) Class A-2 Notes Principal Paid			$0.00
(c) Class A-2 Notes Principal Shortfall			$0.00
(d) Reserve Fund drawn			$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due			$277,324,629.59
(b) Class A-3 Notes Principal Paid			$277,324,629.59
(c) Class A-3 Notes Principal Shortfall			$0.00
(d) Reserve Fund drawn			$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due			$0.00
(b) Class A-4 Notes Principal Paid			$0.00
(c) Class A-4 Notes Principal Shortfall			$0.00
(d) Reserve Fund drawn			$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due			$277,324,629.59
(b) Total Notes Principal Paid			277,324,629.59
(c) Total Notes Principal Shortfall			$0.00
(d) Reserve Fund drawn			$0.00

XII. RESERVE FUND DEPOSIT

Amount available for deposit into reserve account			15,497,704.84
Amount deposited into reserve Account			0.00
Excess funds available to Certificateholders			15,497,704.84

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS

(A) Interest
(i) Certificate Monthly Interest Due			$1,867,399.61
(ii) Certificate Interest Shortfall Beginning Balance			$0.00
(iii) Total Certificate Interest Due			$1,867,399.61
(iv) Certificate Interest Paid			$1,867,399.61
(v) Certificate Interest Shortfall Ending Balance			$0.00
(B) Principal
(i) Certificate Monthly Principal Due			$12,309,448.32
(ii) Certificate Principal Shortfall Beginning Balance			$13,559.12
(iii) Total Certificate Principal Due			$12,323,007.44
(iv) Certificate Principal Paid			$12,323,007.44
(v) Certificate Principal Shortfall Ending Balance			$0.00
(C) Release to Seller			$1,307,297.79

DISTRIBUTIONS SUMMARY

(A) Total Collections			$318,401,127.13
(B) Service Fee			$3,590,821.35
(C) Trustee Fees			$5,500.00
(D) Class A1 Amount			$0.00
(E) Class A2 Amount			$0.00
(F) Class A3 Amount			$290,684,791.94
(G) Class A4 Amount			$8,622,309.00
(H) Amount Deposited into Reserve Account			$0.00
(I) Certificateholders			$14,190,407.05
(J) Release to seller			$1,307,297.79
(K) Total amount distributed			$318,401,127.13
(L) Amount of Draw from Reserve Account			0.00

PORTFOLIO AND SECURITY SUMMARY

XIV. POOL BALANCES AND PORTFOLIO INFORMATION

(A) Balances and Principal Factors		Beginning of Period	End of Period
(i) Aggregate Balance of Notes		$469,539,378.14	$192,214,748.55
(ii) Note Pool Factor		0.4457920	0.1824933
(iii) Class A-1 Notes Balance		0.00	0.00
(iv) Class A-1 Notes Pool Factor		0.0000000	0.0000000
(v) Class A-2 Notes Balance		0.00	0.00
(vi) Class A-2 Notes Pool Factor		0.0000000	0.0000000
(vii) Class A-3 Notes Balance		340,269,378.14	62,944,748.55
(viii) Class A-3 Notes Pool Factor		0.8815269	0.1630693
(ix) Class A-4 Notes Balance		129,270,000.00	129,270,000.00
(x) Class A-4 Notes Pool Factor		1.0000000	1.0000000
(xi) Certificates Balance		34,142,483.79	21,833,035.47
(xii) Certificates Pool Factor		0.7302348	0.4669620
(xiii) Total Principal Balance of Notes and Certificates		$503,681,861.93	$214,047,784.02

(B) Portfolio Information
(i) Weighted Average Coupon (WAC)		6.92%	7.05%
(ii) Weighted Average Remaining Maturity (WAM)		29.44	months	19.85	months
(iii) Remaining Number of Receivables		64,346	41,159
(iv) Portfolio Receivable Balance		$503,681,861.93	$214,047,784.02
(C) Outstanding Advance Amount		$219,313.34	$9,250.47
(D) Outstanding Payahead Balance		$186,240.87	$136,275.11

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT

(A) Beginning Reserve Account Balance			$8,250,191.15
(B) Draws			0.00
(i) Draw for Servicing Fee			0.00
(ii) Draw for Interest			0.00
(iii) Draw for Realized Losses			0.00
(C) Excess Interest Deposited into the Reserve Account			0.00
(D) Reserve Account Balance Prior to Release			8,250,191.15
(E) Reserve Account Required Amount			8,250,191.15
(F) Final Reserve Account Required Amount			8,250,191.15
(G) Excess Reserve Account Amount			0.00
(H) Ending Reserve Account Balance			8,250,191.15

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT

(A) Beginning Yield Supplement Account Balance			6,671,185.97
(B) Investment Earnings			66,080.91
(C) Investment Earnings Withdraw			66,080.91
(D) Additional Yield Supplement Amounts			0.00
(E) Yield Supplement Deposit Amount			4,864,436.15
(F) Ending Yield Supplement Account Balance			1,806,749.82

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Liquidated Contracts
(i) Liquidation Proceeds			$551,098.75
(ii) Recoveries on Previously Liquidated Contracts			1,285,216.08
(B) Aggregate Net Losses for Collection Period			964,421.56
(C) Net Loss Rate for Collection Period (annualized)			0.27%
(D) Cumulative Net Losses for all Periods			3,685,080.54

(E) Delinquent Receivables		# Units	Dollar Amount
(i) 31-60 Days Delinquent	1,127	2.74%	$7,027,813.94		3.28%
(ii) 61-90 Days Delinquent	270	0.66%	$1,776,224.99		0.83%
(ii) 91 Days or More Delinquent	35	0.09%	$242,665.89		0.11%

XVIII. REPOSSESSION ACTIVITY

		# Units	Dollar Amount
(A) Vehicles Repossessed During Collection Period	18	0.04%	$139,682.45		0.07%
(B) Total Accumulated Repossessed Vehicles in Inventory	39	0.09%	$252,608.25		0.12%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE

(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period			0.25%
(ii) Preceding Collection Period			0.30%
(iii) Current Collection Period			0.37%
(iv) Three Month Average (Avg(i,ii,iii))			0.31%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period			0.99%
(ii) Preceding Collection Period			0.89%
(iii) Current Collection Period			0.84%
(iv) Three Month Average (Avg(i,ii,iii))			0.90%

(C) Loss and Delinquency Trigger Indicator			Trigger was not hit.

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By:
/s/ John I. Weisickle
John I. Weisickle, Vice President